EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Income Fund, Select Ten Retirement Portfolio Series 1997, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-18309 of our opinion dated February 11, 1997, relating to the Statement of Condition of Equity Income Fund, Select Ten Retirement Portfolio Series 1997, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous-- Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 11, 1997